Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Intersil Corporation (“Intersil”), that the quarterly report of Intersil on Form 10-Q for the quarterly period ended July 2, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Intersil.

Date: August 11, 2004	By:	/s/ Richard M. Beyer
Richard M. Beyer Chief Executive Officer

Date: August 11, 2004	By:	/s/ Daniel J. Heneghan
Daniel J. Heneghan Chief Financial Officer